Exhibit 25.1

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

William G. Keenan

U.S. Bank National Association

100 Wall Street

New York, NY 10005

(212) 951-8501

(Name, address and telephone number of agent for service)

LEXINGTON REALTY TRUST

(Issuer with respect to the Securities)

Maryland	13-3717318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015 New York, NY	10109
(Address of Principal Executive Offices)	(Zip Code)

Senior Notes

(Title of the Indenture Securities)

Additional Registrant Table

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Lepercq Corporate Income Fund L.P.	Delaware	13-3779859	One Penn Plaza, Suite 4015, New York, NY 10119-4015 (212) 692-7200

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 20th of February, 2018.

By:	/s/ William G. Keenan
William G. Keenan
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 15, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, June 15, 2016, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 20, 2018

By:	/s/ William G. Keenan
William G. Keenan
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2017

($000’s)

9/30/2017
Assets
Cash and Balances Due From	$20,502,653
Depository Institutions
Securities	110,797,206
Federal Funds	24,647
Loans & Lease Financing Receivables	277,953,611
Fixed Assets	4,538,527
Intangible Assets	12,820,876
Other Assets	25,614,306
Total Assets	$452,251,826

Liabilities
Deposits	$353,914,855
Fed Funds	992,263
Treasury Demand Notes	0
Trading Liabilities	989,885
Other Borrowed Money	31,965,947
Acceptances	0
Subordinated Notes and Debentures	3,300,000
Other Liabilities	14,438,977
Total Liabilities	$405,601,927

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	31,565,657
Minority Interest in Subsidiaries	799,127
Total Equity Capital	$46,649,899

Total Liabilities and Equity Capital	$452,251,826

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